UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2005

MK RESOURCES COMPANY

(Exact name of registrant as specified in charter)

Delaware	0-23042	82-0487047
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East South Temple, Suite 1225

Salt Lake City, Utah 84111

(801) 297-6900

(Address of Principal Executive Offices and Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events

On June 8, 2005, MK Resources Company (“MK Resources”) received notice from The Ministry of Economy for Spain that it had granted extensions of the capital expenditure deadlines contained in the subsidies previously granted for the Las Cruces project. As a result of these extensions, MK Resources’ wholly owned subsidiary, Cobre Las Cruces, S.A. (“CLC”), will have until December 31, 2007 to incur 25% of the capital expenditures required under the conditions of the subsidies. CLC must incur 100% of the qualifying capital expenditures by December 31, 2008.

The subsidies previously granted to CLC consist of a Regional Incentive Subsidy for 36.9 million euros and a subsidy under the Special Action Zone Aid Program of 10.6 million euros. Both subsidies are subject to the same conditions, including job creation, minimum equity requirements for CLC, and qualifying capital expenditures of 264 million euros for engineering, plant, land and equipment. In addition, in order to receive these subsidies, the qualifying capital expenditures must be incurred in accordance with the extended deadlines described above. CLC requested the extended deadlines because it was not in a position to incur the required capital expenditures in accordance with the deadlines previously imposed by the conditions of the subsidies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MK RESOURCES COMPANY

/s/ John C. Farmer
John C. Farmer
Chief Financial Officer and Secretary

Date: June 8, 2005